SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A


AMENDMENT TO APPLICATION OR REPORT
FILED PURSUANT TO SECTION 12, 13, or 15(d) of THE SECURITIES
EXCHANGE ACT OF 1934

STONE CONTAINER CORPORATION
(Exact name of registrant as specified in its charter)

Amendment No. 2

The undersigned registrant hereby amends the following items and exhibits of its Application for Registration on Form 8-A, as amended, as set forth in the pages attached hereto:

See Annex A for a list of all such items and exhibits amended.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


STONE CONTAINER CORPORATION

By:  __/s/  Leslie T. Lederer_____________
       Name:	Leslie T. Lederer
       Title:  	Vice President, Secretary and Counsel




Dated November 18, 1998







Annex A

Item 1.  Description of Registrant's Securities to be Registered.

Reference is hereby made to the Form 8-A of Stone Container Corporation (the "Company") filed with the Securities and Exchange Commission (the "Commission") on February 6, 1992, as amended by Amendment No. 1 thereto on Form 8 filed with the Commission on February 13, 1992, and such Form 8-A and such Form 8 are hereby incorporated by reference herein. Capitalized terms not defined herein shall have the meanings as set forth in the Form 8-A, as amended by the Form 8.

The Form 8-A, as amended by Form 8, registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, the Company's (i) 6 3/4% Convertible Subordinated Debentures due 2007 (the "Convertible Debentures") issued under an Indenture (the "Indenture") dated as of February 15, 1992 between the Company and The Bank of New York, as trustee (the "Trustee"), (ii) $1.75 Series E Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share (the "Preferred Stock"), and (iii) 7% Convertible Subordinated Exchange Debentures due 2007 (the "Exchange Debentures") dated as of February 15, 1992 between the Company and the Trustee.

On November 18, 1998, JSC Acquisition Corporation ("Sub"), a Delaware corporation and a wholly owned subsidiary of Jefferson Smurfit Corporation, a Delaware Corporation ("JSC"), merged with and into the Company, with the Company surviving as a wholly owned subsidiary of JSC (the "Merger"). The Merger was consummated pursuant to an Agreement and Plan of Merger dated as of May 10, 1998, among JSC, Sub, and the Company, as amended by Amendment No. 1 thereto dated
October 2, 1998 (the "Merger Agreement"). In the Merger, each outstanding share of common stock of the Company was converted into .99 of a share of JSC common stock, par value $.01 per share ("SSCC Common Stock"), and JSC was renamed Smurfit-Stone Container Corporation ("SSCC").

In connection with the Merger and pursuant to the terms of the Indenture, JSC and the Company entered into a supplemental indenture dated November 18, 1998 with the Trustee amending and supplementing the Indenture (the "Supplemental Indenture"), providing that, among other things, the Convertible Debentures, which were previously convertible into the Company's common stock, are now convertible into SSCC Common Stock. The Supplemental Indenture is attached hereto as
Exhibit 3 and is hereby incorporated by reference herein.

Also in connection with the Merger and pursuant to the terms of the Certificate of Merger effecting the Merger, the Preferred Stock, which was previously convertible into the Company's common stock, is now convertible into SSCC Common Stock. The Certificate of Merger is attached hereto as Exhibit 7 and is incorporated by reference herein.


In addition, prior to the Merger and as contemplated in the Merger Agreement, the Company amended its certificate of incorporation (the "Amendment") to provide the Preferred Stock with voting rights. Pursuant to the Amendment, the holders of the Preferred Stock are entitled to vote upon all matters upon which holders of the Company's common stock have the right to vote and are entitled to one vote thereon per share of Preferred Stock (except that in the case of the election of directors (other than in the case the election of specified Preferred Stock directors) holders of shares of the Preferred Stock shall have the same cumulative voting rights as holders of Stone Common Stock), with the holders of the Preferred
Stock and the Stone Common Stock voting together as one class on any such matters, except as otherwise provided by law. The Amendment is attached hereto as Exhibit 6 and is incorporated by reference herein.

The summary of the foregoing documents does not purport to be complete and is qualified in its entirety by reference to the Exhibits attached hereto.

Item 2.  Exhibits

Item 2 of the Form 8-A is hereby amended to read in its entirety as follows:


1. Indenture dated as of February 15, 1992 between the Company and the Trustee relating to the Convertible Debentures (the
"Convertible Indenture"), filed as Exhibit 4(p) to the Company's Registration Statement on Form S-3 (Registration
No. 33-45978), is hereby incorporated by reference.

2. Form of Convertible Debenture, included in Exhibit 4(p) to the Company's Registration Statement on Form S-3
(Registration No. 45978), is hereby incorporated by reference.

3. First Supplemental Indenture, dated November 18, 1998 among
JSC, the Company and the Trustee amending the Convertible
Indenture, is attached hereto.

4. Specimen certificate representing the Preferred Stock, filed as Exhibit 4(g) to the Company's Registration Statement on
Form S-3 (Registration No. 33-45374), is hereby incorporated by reference.

5. Restated Certificate of Incorporation of the Company, filed as Exhibit 3(a) to the Company's Registration Statement on
Form S-1 (Registration No. 33-54769), is hereby incorporated by reference.

6. Certificate of Amendment to the Company's Restated
Certificate of Incorporation, dated as of November 18, 1998, is attached hereto.

7. Certificate of Merger, effecting the Merger and amending the Company's Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on November 18, 1998, is attached hereto.

8. Form of Indenture between the Company and the Trustee, relating to the Exchange Debentures, filed as Exhibit 4(d) to the Company's Registration Statement on Form S-3
(Registration No. 33-45374), is hereby incorporated by reference.


9. Form of Exchange Debenture, included in Exhibit 4(d) to the
Company's Registration Statement on Form S-3 (Registration
No. 33-45374), is hereby incorporated by reference.

10. By-laws of the Company, as amended March 23, 1998, filed as
Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ending December 31, 1997, are hereby incorporated by reference.

11. Rights Agreement, dated as of July 25, 1988, between the Company and The First National Bank of Chicago, filed as
Exhibit 1 to the Company's Form 8-A Registration Statement dated July 27, 1988, is hereby incorporated by reference.

12. Amendment to Rights Agreement, dated as of July 23, 1990, between the Company and The First National Bank of Chicago, filed as Exhibit 1A to the Company's Form 8 dated August 2, 1990 amending the Company's Registration Statement on Form 8-A dated July 27, 1988, is hereby incorporated by reference.

13. Amendment to Rights Agreement, dated as of May 16, 1996, between the Company and First Chicago Trust Company of New York, filed as Exhibit 1 to the Company's Form 8 dated August 2, 1990 amending the Company's Registration Statement on Form 8-A dated July 27, 1988, as amended, is hereby incorporated by reference.

14. Amendment to Rights Agreement, dated as of May 10, 1998, between the Company and First Chicago Trust Company of New York, filed as Exhibit 1 to the Company's Form 8 dated May 13, 1998 amending the Company's Registration Statement on Form 8-A dated July 27, 1988, as amended, is hereby incorporated by reference.

15. Amended and Restated Credit Agreement ("Credit Agreement") dated as of November 18, 1998 among the Company, the financial institutions signatory thereto, and Bankers Trust
Company, as agent, is attached hereto.

16. Guaranty, dated October 7, 1983, between the Company and The
Continental Group, Inc., filed as Exhibit 4(h) to the
Company's Registration Statement on Form S-3 (Registration
No. 33-36218), is hereby incorporated by reference.

17. Amendment No. 1 to Guaranty, dated as of June 1, 1996, among
Continental Holdings, Inc., Continental Group, Inc. and the
Company, filed as Exhibit 4(r) to the Company's Quarterly
Report on Form 10-Q for the quarter ended June 30, 1996, is hereby incorporated by reference.

18. Indenture dated as of August 16, 1996 between Stone
Container Finance Company of Canada (the "Issuer"), the
Company, as guarantor, and The Bank of New York, as Trustee, relating to the Issuer's 11 1/2 percent Senior Notes due 2006, filed as Exhibit 4(u) to the Company's Annual Report on Form
10-K for the year ended December 31, 1996, is hereby incorporated by reference.


19. Indenture dated as of July 24, 1996 between the Company and The Bank of New York, as Trustee, relating to the Rating
Adjustable Senior Notes due 2016, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-4
(Registration No. 333-12155), is hereby incorporated by reference.

20. First Supplemental Indenture dated July 24, 1996 between the
Company and The Bank of New York, as Trustee, relating to the Rating Adjustable Senior Notes due 2016, filed as
Exhibit 4.2 to the Company's Registration Statement on Form
S-4 (Registration No. 333-12155), is hereby incorporated by reference.

21. Indenture dated as of October 12, 1994 between the Company and Norwest Bank Minnesota, N.A., as Trustee, relating to the 10_ percent First Mortgage Notes due October 1, 2002, filed as Exhibit 4(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, is hereby incorporated by reference.

22. Indenture dated as of October 12, 1994 between the Company and The Bank of New York, as Trustee, relating to the 11 1/2 percent Senior Notes due October 1, 2004, filed as Exhibit 4(c) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, is hereby incorporated by reference.

23. Senior Subordinated Indenture, dated as of March 15, 1992, between the Company and The Bank of New York, as Trustee, filed as Exhibit 4(a) to the Company's Registration
Statement Form S-3 (Registration No. 33-46764), is hereby incorporated by reference.

24. First Supplemental Indenture dated as of May 28, 1997 between the Company and The Bank of New York as Trustee, relating to the Indenture dated as of March 15, 1992, filed as Exhibit 4(i) (i) to the Company's Current Report on Form 8-K dated May 28, 1997, is hereby incorporated by reference.

25. Indenture, dated as of November 1, 1991, between the Company and The Bank of New York, as Trustee, relating to the Company's Senior Debt Securities, filed as Exhibit 4(u) to the Company's Registration Statement on Form S-3
(Registration No. 33-45374), is hereby incorporated by reference.

26. First Supplemental Indenture dated as of June 23, 1993, between the Company and The Bank of New York, as Trustee, relating to the Indenture, dated as of November 1, 1991, between the Company and The Bank of New York, as Trustee, filed as Exhibit 4(aa) to the Company's Registration Statement on Form S-3 (Registration No. 33-66086), is hereby incorporated by reference.

27. Second Supplemental Indenture dated as of February 1, 1994, between the Company and The Bank of New York, as Trustee, relating to the Indenture, dated as of November 1, 1991, as amended, filed as Exhibit 4.2 to the Company's Current
Report on Form 8-K, dated January 24, 1994, is hereby incorporated by reference.


Exhibit
Number      Description

  3 First Supplemental Indenture, dated November 18, 1998, among JSC, the Company and the Trustee amending the Convertible Indenture.

  6         Certificate of Amendment to the Company's Restated
            Certificate of Incorporation, dated as of November 18, 1998.

  7 Certificate of Merger, effecting the Merger and amending the Company's Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on November 18, 1998.

  15        Amended and Restated Credit Agreement, dated as of
            November 18, 1998 among the Company, the financial institutions signatory thereto, and Bankers Trust Company, as agent.